Exhibit 99.1

Finjan Receives Another Favorable Claim Construction Order, Now Against Bitdefender

Court Adopts Eight of Finjan’s Claim Terms and Two Terms from other Finjan District Court Matters

East Palo Alto, CA – February 21, 2019 – Finjan Holdings, Inc. (NASDAQ: FNJN), and its subsidiary Finjan, Inc. ("Finjan"), announced that the Honorable Judge Haywood S. Gilliam Jr. of the U.S. District Court for the Northern District of California (Case No. 17-cv-04790-HSG) adopted and ordered claim constructions on all four of Finjan’s patents asserted against Bitdefender, namely, U.S. Patent Nos. 6,804,780; 7,930,299; 8,141,154; and 8,677,494.

Specifically, the Court construed a total of ten claim terms: three in the ‘494 Patent, two in the ‘780 Patent, four in the ‘154 Patent, and one in the ‘299 Patent. Of the ten terms, the Court adopted seven of Finjan’s constructions. Rejecting one Bitdefender construction related to the ‘494 Patent, the Court construed the disputed term on its own by supplementing Finjan’s proposed “plain and ordinary meaning.” The Court also adopted two of Bitdefender’s constructions, although one related to the ‘494 Patent was originally proposed by Finjan in a separate unrelated matter, and the other term related to the ‘780 Patent was previously construed by Judge Freeman in Finjan’s litigation against Blue Coat Systems, Inc.

“This Court’s Claim Construction Order further affirms the scope of our asserted patents,” said Julie Mar-Spinola, Finjan’s CIPO. “We appreciate the Court recognizing throughout the Order that the majority of the claim terms have been previously construed and that Bitdefender did not present any new authority or offer a clear basis to revisit these prior constructions.”

▪	The ‘494 Patent is also asserted against Palo Alto Networks, SonicWall, Cisco, Juniper, Zscaler, CheckPoint, Rapid7, Fortinet, and Qualys

▪	The ‘780 Patent is also asserted against Palo Alto Networks, ESET, SonicWall, Cisco, Juniper, and Zscaler

▪	The ‘154 Patent is also asserted against Palo Alto Networks, SonicWall, Cisco, Juniper, CheckPoint, Rapid7, and Qualys

The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records (PACER) website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts.

About Finjan Holdings, Inc.
Established 20 years ago, Finjan Holdings, Inc. is a globally recognized pioneer in cybersecurity. Finjan, Inc.'s inventions are embedded within a strong portfolio of patents focusing on software and hardware technologies capable of proactively detecting previously unknown and emerging threats on a real-time, behavior-based basis. Finjan continues to grow through investments in innovation, strategic acquisitions, and partnerships promoting economic advancement and job creation. For more information, please visit www.finjan.com.

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Cautionary Note Regarding Forward-Looking Statements
Except for historical information, the matters set forth herein that are forward-looking statements involve certain risks and uncertainties that could cause actual results to differ. Potential risks and uncertainties include, but are not limited to, Finjan's expectations and beliefs regarding Finjan's licensing program, the outcome of pending or future enforcement actions, the granting of Inter Partes Review (IPR) of our patents or an unfavorable determination pursuant to an IPR or other challenges at the USPTO of our patents, the enforceability of our patents, the cost of litigation, the unpredictability of our cash flows, our ability to expand our technology and patent portfolio, the continued use of our technologies in the market, our stock price, changes in the trading market for our securities, regulatory developments, general economic and market conditions, the market acceptance and successful business, technical and economic implementation of Finjan Holdings' strategic initiatives to achieve future growth and deliver value to shareholders ; and the other risk factors set forth from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2017, and the Company's periodic filings with the SEC, copies of which are available free of charge at the SEC's website at www.sec.gov or upon request from Finjan Holdings, Inc. All forward-looking statements herein reflect our opinions only as of the date of this release. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Finjan Holdings undertakes no obligation, and expressly disclaims any obligation, to update forward-looking statements herein in light of new information or future events.

Investor Contact:
Vanessa Winter | Director of Investor Relations, Finjan Holdings
Valter Pinto | KCSA Strategic Communications
(650) 282-3245 | investors@finjan.com